Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following registration statements of our reports dated February 26, 2008, relating to the financial statements and financial statement schedules of The Allstate Corporation and the effectiveness of The Allstate Corporation's internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in The Allstate Corporation's method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007, and defined pension and other postretirement plans in 2006) appearing in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in Prospectus, which is part of the registration statements.

Registration Statements

Forms S-3 Registration Nos.	Forms S-8 Registration Nos.
333-34583 333-134230	33-77928 33-93762 33-99136 333-04919 333-16129 333-40283 333-40289 333-60916 333-105632 333-120343 333-120344 333-134243 333-134242 333-144691 333-144692 333-144693
/s/ Deloitte & Touche LLP Chicago, Illinois February 26, 2008